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                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE -  OCTOBER 22, 2001


                   NS GROUP REPORTS THIRD QUARTER 2001 RESULTS


(NEWPORT, KENTUCKY - OCTOBER 22, 2001) NS Group, Inc. announced today the results for its third quarter and nine-month period ended September 30, 2001. Third quarter net sales were $78.9 million, a 23% decline from the June quarter of 2001. Operating income for the quarter was $0.3 million compared to $10.0 million in the second quarter of 2001. The Company reported a net loss of $0.4 million, or a $0.02 loss per diluted share, for the third quarter compared to net income of $8.9 million, or $0.41 per diluted share, in the second quarter of 2001.

Net sales for the nine-month period ended September 30, 2001 were $263.7 million, compared to $282.6 million for the nine months ended September 30, 2000. Operating income for the first nine months of 2001 was $12.7 million, before restructuring charges, compared to an operating loss of $7.0 million for the comparable prior year period. The company reported net income, before restructuring charges, of $10.2 million, or $0.49 per diluted share, for the first nine-months of 2001, compared to a net loss of $10.0 million, or a $0.46 loss per diluted share, in the prior year period.

EBITDA (earnings from continuing operations before extraordinary items, net interest expense, taxes, depreciation and amortization and restructuring charges) was $4.0 million in the third quarter of 2001 compared to $13.1 million in the second quarter of 2001. EBITDA was $25.9 million for the first nine months of 2001 compared to $13.3 million in the first nine months of 2000.

President and CEO, Rene J. Robichaud commented, "In July, when the price of natural gas was $3.18 per mcf, our customers were concerned about their OCTG inventory levels. In August, the price hit $2.18 and customers were materially reducing tubular purchases for inventory in anticipation of a decline in drilling activity. In addition, domestic producers were negatively affected as imports of OCTG products continued to rise during the quarter."

Rig count, the number of drilling rigs actively exploring for oil and natural gas, has declined by 193 rigs, or 15%, from mid July to October 19.


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Robichaud continued, "The current environment presents uncertainties that could result in a wide range of outcomes for 2002. However, we do believe the U.S. economy has the potential to recover relatively quickly. The Federal Reserve has lowered interest rates and Congress is working on several measures to stimulate growth. Also, our country is now working on a National Energy policy in the context of national security. Longer term, these policies should substantially encourage domestic production of hydrocarbons. In the near-term, however, we continue to take a cautious view and have implemented several cost reduction initiatives. We expect rig count to decline further and imports to remain high into the first quarter of 2002. For these reasons, we expect to incur a loss in the area of $0.30 per diluted share in the fourth quarter of 2001."

"We remain optimistic for 2002 and our longer term outlook is excellent. We expect to see accelerating demand for both OCTG and line pipe products in North America," concluded Robichaud.

The company will host a conference call and simultaneous web cast to discuss third quarter results at 1:00 ET on Monday, October 22, 2001. Details concerning the conference call and web cast are available on the company's web site, www.nsgrouponline.com.

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. The company's tubular products are used in the drilling and exploration as well as the transmission of oil and natural gas. The company's tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. NS Group, Inc. is headquartered in Newport, Kentucky. To learn more about NS Group log on to www.nsgrouponline.com.

                               ##################

THIS REPORT CONTAINS FORWARD-LOOKING INFORMATION WITH RESPECT TO THE COMPANY'S OPERATIONS AND BELIEFS. ACTUAL RESULTS MAY DIFFER FROM THESE FORWARD-LOOKING STATEMENTS DUE TO NUMEROUS FACTORS, INCLUDING THOSE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


CONTACT:          LINDA A. PLEIMAN
                  DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
                  (859) 292-6809
                  www.nsgrouponline.com

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
                        NS Group, Inc.
                   Summarized Financial Data
(In thousands, except per share amounts, tons shipped, selling price and rig count)
                          (Unaudited)

                                                                              Three Months Ended               Nine Months Ended
                                                                 ----------------------------------------   -----------------------
                                                                 September 30    June 30     September 30         September 30
                                                                     2001          2001          2000          2001          2000
                                                                  -----------   ---------    -----------    -----------   ---------

Net sales                                                         $  78,908     $ 102,727     $  95,697     $ 263,749     $ 282,629
Cost of products sold                                                73,852        87,268        86,999       235,837       273,552
                                                                  ---------     ---------     ---------     ---------     ---------
        Gross profit (loss)                                           5,056        15,459         8,698        27,912         9,077
Selling, general and administrative expenses                          4,728         5,476         5,171        15,829        16,041
Restructuring charges                                                  --            --            --          55,585          --
                                                                  ---------     ---------     ---------     ---------     ---------
        Operating income (loss) (a)                                     328         9,983         3,527       (43,502)       (6,964)
Other income (expense)
   Investment income                                                  1,062         1,286         1,153         3,186         1,780
   Interest expense                                                  (2,619)       (2,580)       (2,793)       (7,721)       (8,618)
   Other, net                                                           788           206           189         2,093         2,354
                                                                  ---------     ---------     ---------     ---------     ---------
        Income (loss) from continuing operations before
           income taxes and extraordinary items                        (441)        8,895         2,076       (45,944)      (11,448)
Provision (benefit) for income taxes                                   --            --             (89)         --            (499)
                                                                  ---------     ---------     ---------     ---------     ---------
        Income (loss) from continuing operations before
           extraordinary items                                         (441)        8,895         2,165       (45,944)      (10,949)
Income from discontinued operations,
   net of income taxes                                                 --            --             218          --             984
                                                                  ---------     ---------     ---------     ---------     ---------
        Income (loss) before extraordinary items                       (441)        8,895         2,383       (45,944)       (9,965)
Extraordinary items, net of income taxes                               --            --            --             (59)
                                                                  ---------     ---------     ---------     ---------     ---------
        Net income (loss) (a)                                     $    (441)    $   8,895     $   2,383     $ (46,003)    $  (9,965)
                                                                  =========     =========     =========     =========     =========
Per common share (basic)
        Income (loss) from continuing operations                  $   (0.02)    $    0.42     $    0.10     $   (2.19)    $   (0.50)
        Income from discontinued operations,
              net of income taxes                                      --            --            0.02          --            0.04
        Extraordinary items, net of income taxes                       --            --            --            --            --
                                                                  ---------     ---------     ---------     ---------     ---------
        Net income (loss)                                         $   (0.02)    $    0.42     $    0.12     $   (2.19)    $   (0.46)
                                                                  =========     =========     =========     =========     =========

Per common share (diluted)
        Income (loss) from continuing operations                  $   (0.02)    $    0.41     $    0.10     $   (2.19)    $   (0.50)
        Income from discontinued operations,
              net of income taxes                                      --            --            0.01          --            0.04
        Extraordinary items, net of income taxes                       --            --            --            --            --
                                                                  ---------     ---------     ---------     ---------     ---------
        Net income (loss) (a)                                     $   (0.02)    $    0.41     $    0.11     $   (2.19)    $   (0.46)
                                                                  =========     =========     =========     =========     =========

Weighted average shares outstanding
        Basic                                                        20,974        20,994        22,000        20,972        21,718
        Diluted                                                      20,974        21,689        22,782        20,972        21,718

EBITDA (b)                                                        $   3,974     $  13,057     $   9,378     $  25,941     $  13,343

Product shipments (tons):
     Energy products - welded                                        72,300        95,900       101,500       242,400       317,400
     Energy products - seamless                                      51,100        57,000        42,400       153,100       121,600
     Industrial products - SBQ (c)                                     --           9,900        23,600        23,900        99,900

Revenue per ton:
     Energy products - welded                                     $     486     $     490     $     482     $     492     $     445
     Energy products - seamless                                         872           899           850           881           804
     Industrial products - SBQ (c)                                     --             390           422           412           415

Average rig count                                                     1,241         1,239           985         1,206           868

(a) Total restructuring charges of $56.2 million, or $2.68 per share, were recorded in the quarter ended March 31, 2001. Excluding these charges, operating income, net income and earnings per diluted share for the nine month period ended September 30, 2001, would have been $12.7 million, $10.2 million and $0.49, respectively.

(b) Represents earnings (loss) before net interest expense, taxes, depreciation, amortization and restructuring charges and is calculated as income (loss) from continuing operations plus net interest expense, taxes, depreciation, amortization and restructuring charges.

(c)  Company exited the SBQ business in the second quarter of 2001.
Note: Reclassifications have been made to certain prior period amounts to conform with the current period's presentation for freight costs.